UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

Integral Acquisition Corporation 1

(Exact name of registrant as specified in its charter)

Delaware	001-41006	86-2148394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 23rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 209-6132

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Following the approval of the Fourth Extension Amendment Proposal (as defined below), on November 6, 2025, Integral Acquisition Corporation 1, a Delaware corporation (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $114,432.60 to Integral Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to loan to the Company up to $114,432.60 to deposit into the Company’s trust account (the “Trust Account”) for the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), included in the units sold in the Company’s initial public offering that was consummated on November 5, 2021 (the shares included in such units, the “Public Shares”) that were not redeemed in connection with the approval by the Company’s stockholders of the Fourth Extension Amendment Proposal.

The Company will deposit $9,536.05 into the Trust Account for each calendar month (commencing on November 6, 2025 and ending on the 5th day of each subsequent month), or portion thereof, that is needed by the Company to complete a Business Combination until November 5, 2026, and such amount will be distributed in the same manner as other amounts held in the Trust Account.

The Note bears no interest and is repayable in full upon the date of the (i) consummation of the Company’s initial business combination (a “Business Combination”) or (ii) liquidation of the Company.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2025, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Fourth Extension Amendment Proposal to amend the Company’s amended and restated certificate of incorporation, as previously amended on May 3, 2023 November 2, 2023, November 1, 2024 and March 28, 2025, respectively (the “Charter” and such new amendment, the “Fourth Extension Amendment”), was approved. Under Delaware law, the Fourth Extension Amendment took effect upon the filing of the Fourth Extension Amendment with the Secretary of State of the State of Delaware on November 3, 2025. The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the Fourth Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders were presented with and voted on the following proposal, which was approved: a proposal to extend the date by which the Company must consummate a Business Combination from November 5, 2025 to November 5, 2026, on a monthly basis (or such earlier date as determined by the Company’s board of directors (the “Board”)) by amending the Charter (the “Fourth Extension Amendment Proposal”).

Set forth below are the final voting results for the Fourth Extension Amendment Proposal. Pursuant to the Charter, the approval of the Fourth Extension Amendment Proposal required the affirmative vote of holders of at least 65% of the Company’s outstanding shares of common stock (the “Common Stock”) as of September 30, 2025, the record date for the Meeting.

The Fourth Extension Amendment Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions	Broker Non-Votes
3,064,876	4	0	0

A proposal (i) to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Fourth Extension Amendment Proposal or (ii) where the Board determined it was otherwise necessary, was not presented because there were enough votes to approve the Proposals.

In connection with the vote to approve the Fourth Extension Amendment Proposal, stockholders holding 171,949 Public Shares properly exercised their right to redeem their Public Shares for cash at a redemption price of approximately $11.68 per share, for an aggregate redemption amount of approximately $2.0 million (the “Fourth Extension Redemptions”). Following the Fourth Extension Redemptions, the Company will have 190,721 Public Shares issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Fifth Amendment to the Amended and Restated Certificate of Incorporation of the Company.
10.1	Promissory Note issued to Integral Sponsor LLC, dated November 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2025

INTEGRAL ACQUISITION CORPORATION 1

By:	/s/ Enrique Klix
Name:	Enrique Klix
Title:	Chief Executive Officer, Chief Financial Officer and Director

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